INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

j2 GLOBAL COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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The Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2006 is hereby amended to restate the total auditor fees for 2004 as reported in the Auditors Fees table appearing on page 26 of the proxy statement from $653,311 to $982,874. The complete table containing the corrected information regarding total Auditor Fees for 2004 appears below (additions from the original text of the table are marked by bold underlines and deletions from the original text are marked by strikethroughs):

	2005	2004(a)
Audit Fees (b)	$831,947		$653,311
Audit-Related Fees (c)	61,618		11,800
Tax Fees (d)	295,580		317,763
All Other Fees	—		—
			$982,874
	$1,189,145	~~$~~	~~653,311~~

(a)	Fee data for fiscal 2004 as reported in our 2004 proxy has been revised based on actual fees paid for that year.

(b)	Includes professional services rendered in connection with the annual audit and quarterly reviews of the financial statements.

(c)	Includes fees for services related to benefit plan audit.

(d)   Includes fees for services related to tax compliance and tax planning.